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                                                                    EXHIBIT 99.1

                                  ARQULE, INC.

         CERTIFICATE OF THE CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICERS

The undersigned, Stephen A. Hill, President and Chief Executive Officer of ArQule, Inc. (the "Company") and David C. Hastings, Vice President, Chief Financial Officer and Treasurer of the Company, both duly elected and currently serving, do each hereby certify as follows:

     1. the quarterly report on Form 10-Q dated August 9, 2002, filed on behalf of the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and containing the financial statements of the Company, fully complies with the applicable requirements of the Exchange Act; and

     2. the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.


IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 9th day of August 2002.

     /s/ Stephen A. Hill
     ------------------------------------------------
     Name:        Stephen A. Hill
     Title:       President and Chief Executive Officer

     /s/ David C. Hastings
     ---------------------------------------
     Name:        David C. Hastings
     Title:       Vice President, Chief Financial Officer
                  and Treasurer